Exhibit 3.2

BRANDYWINE REALTY TRUST

BYLAWS

Article I

OFFICES

Section 1.Principal Office.  The principal office of Brandywine Realty Trust (the “Trust”) shall be located at such place as the Board of Trustees may designate.

Section 2.Additional Offices.  The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

Article II

MEETINGS OF SHAREHOLDERS

Section 1.Place.  All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.Annual Meeting.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Board of Trustees.

Section 3.Special Meetings.

(a)General.  Each of the Chairman of the Board, Chief Executive Officer, President and the Board of Trustees may call a special meeting of the shareholders.  Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer, President or the Board of Trustees, whoever has called the meeting.  Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary of the Trust upon the written request of the shareholders to act on any matter that may properly be considered at a meeting of shareholders in accordance with Article 7 of the Declaration of Trust of the Trust (the “Declaration of Trust”).

(b)Shareholder-Requested Special Meetings.

(1)Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder, each individual whom the shareholder proposes to nominate for election or reelection as a Trustee, and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees or the election of each such individual, as applicable in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(2)In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary.  In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date.  Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials).  The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust.  In fixing a date for any Shareholder-Requested Meeting, the Board of Trustees may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.  In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)The Chairman of the Board, Chief Executive Officer, President or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

(8)Notwithstanding the foregoing provisions of this Section 3, holders of a class or series of preferred shares of beneficial interest of the Trust may call a special meeting in accordance with applicable provisions of the Declaration of Trust or as otherwise permitted by law.

Section 4.Notice.  Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5.Scope of Notice.  Subject to Section 14(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.  The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 14(c)(3) of this Article II) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 6.Organization and Conduct of Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy.  The Secretary or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations, and procedures and take such actions as, in the discretion of the chairman and without any action of the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.Quorum.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the approval of any matter.  If such a quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 8.Voting.

(a)Voting.  Except as otherwise provided in the Declaration of Trust or in these Bylaws with respect to Trustees to be elected by holders of a class or series of preferred shares of beneficial interest of the Trust or with respect to the filling of vacancies on the Board of Trustees, a nominee for Trustee in an uncontested election shall be elected as a Trustee only if such nominee receives the affirmative vote of a majority of the total votes cast “for” and “against” such nominee at a meeting of shareholders duly called and at which a quorum is present.  In a contested election, Trustees shall be elected by a plurality of the votes cast at a meeting of shareholders duly called and at which a quorum is present. An election shall be considered contested if, as of the date of the proxy statement for the meeting of shareholders at which Trustees are to be elected, there are more nominees for election than the number of Trustees to be elected.  Shareholders shall not be entitled to cumulate their votes in the election of Trustees.  Except as set forth in Article XIV of these Bylaws, a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.  Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  For purposes of Section 8 of this Article II, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

(b)Resignation Offer.  Any nominee for Trustee who is an incumbent Trustee but who is not elected by the vote required in these Bylaws, and with respect to whom no successor has been elected, shall continue to serve as a Trustee but shall promptly tender his or her offer to resign to the Board of Trustees for its consideration.  The Corporate Governance Committee of the Board shall consider the resignation offer and recommend to the Board whether to accept the resignation. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision whether to accept the Trustee’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K. Any Trustee who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee’s recommendation or the Board’s action regarding whether to accept the resignation offer.  However, if each member of the Corporate Governance Committee failed to be elected by the vote required by these Bylaws in the same election, then the independent Trustees who did not fail to be elected by such required vote shall appoint a committee of Trustees from among themselves to consider the resignation offers and recommend to the Board of Trustees whether to accept any of them.  If only one of the Trustees did not fail to be elected by such required vote in the same election or if none of the Trustees were elected by such required vote in the same election, then all Trustees may participate in the action regarding whether to accept the resignation offers.

Section 9.Proxies.  A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Trust before or at the meeting.  No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 10.Voting of Shares by Certain Holders.  Shares of beneficial interest of the Trust registered in the name of a corporation, limited liability company, joint venture, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or fiduciary, in such capacity, may vote shares of beneficial interest registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 11.Inspectors.  The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 13.No Shareholder Action by Written Consent.  Subject to the rights of the holders of any series of preferred shares of beneficial interest to elect additional Trustees under specific circumstances, any action required or permitted to be taken by the shareholders of the Trust must be effected at an annual or special meeting of shareholders and may not be effected by any consent in writing by such shareholders.

Section 14.Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

(a)Annual Meetings of Shareholders.

(1)Except as provided in Section 18 of this Article II, nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in this Section 14(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 14(a).  An individual nominated for election to the Board of Trustees by or at the direction of the Board of Trustees is a “Board Nominee.”

(2)For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 14 or pursuant to Section 18 of this Article II, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and, in the case of any such other business, such other business must otherwise be a proper matter for action by the shareholders.  To be timely, a shareholder’s notice shall set forth all information required under this Section 14, and, in the case of a nomination under Section 18, all information required under Section 18, and shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 14(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3)Such shareholder’s notice shall set forth:

(i)as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Shareholder Nominee”), all information relating to the Shareholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Shareholder Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)as to the shareholder giving the notice, any Shareholder Nominee and any Shareholder Associated Person,

(A)the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Shareholder Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Shareholder Nominee or Shareholder Associated Person, and

(C)whether and the extent to which such shareholder, Shareholder Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Share Performance Graph in the most recent annual report to security holders of the Trust (a “Peer Group Company”) for such shareholder, Shareholder Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Shareholder Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Shareholder Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Shareholder Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 14(a) and any Shareholder Nominee,

(A)the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Shareholder Nominee, and

(B)the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder’s notice; and

(vi)the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Shareholder Nominee or other business proposal prior to the date of such shareholder’s notice.

(4)Such Shareholder’s notice shall, with respect to any Shareholder Nominee, be accompanied by a certificate executed by the Shareholder Nominee (i) certifying that such Shareholder Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust and (b) will serve as a Trustee of the Trust if elected; and (ii) attaching a completed Shareholder Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Shareholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Shareholder Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed, or over-the-counter market on which any securities of the Trust are traded.

(5)Notwithstanding anything in this subsection (a) of this Section 14 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 14(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6)For purposes of this Section 14, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with, such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.

(b)Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.  Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of electing Trustees in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the Shareholder proposes to nominate for election as a Trustee or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 14 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 14.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals  (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraph (a)(3) of this Section 14 is delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)General.

(1)If information submitted pursuant to this Section 14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 14.  Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the Secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 14 and (B) a written update of any information submitted by the shareholder pursuant to this Section 14 as of an earlier date.  If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 14.

(2)Except as provided in Section 18 of this Article II, only such individuals who are nominated in accordance with this Section 14 shall be eligible for election as trustees by shareholders, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 14.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 14.

(3)For purposes of this Section 14, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)Notwithstanding the foregoing provisions of this Section 14, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14.  Nothing in this Section 14 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Securities and Exchange Commission pursuant to Rule 14a‑8 (or any successor provision) under the Exchange Act.  Nothing in this Section 14 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

Section 15.Exemption of Certain Shares.  All of the acquisitions of:  (i) the common shares of beneficial interest (“Common Shares”) of the Trust now or hereafter owned by Safeguard Scientifics, Inc., The Nichols Company and any of their current or future affiliates or associates (collectively, the “SSI/TNC Affiliates”); (ii) the Common Shares and preferred shares of beneficial interest (“Preferred Shares”) now or hereafter owned by Commonwealth of Pennsylvania State Employees’ Retirement System, RAI Real Estate Advisers, Inc. and any of their current or future affiliates or associates (collectively, the “SERS Affiliates”); (iii) the Common Shares now or hereafter owned by Morgan Stanley Asset Management, Inc., Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio and Morgan Stanley, Sicav Subsidiary, SA and any of their current or future affiliates or associates (collectively, the “Morgan Affiliates”); and (iv) the Common Shares now or hereafter owned by Cohen & Steers Capital Management, Inc. and any of their current or future affiliates or associates (collectively, the “C&S Affiliates”) are hereby exempted from Subtitle 7 of Title 3 of the Maryland General Corporation Law, and the Trust shall have no right to exercise the redemption right with respect to such Common Shares arising under said Subtitle 7.  In no event will any Shareholder of the Trust have any rights under Section 3-708 of said Subtitle 7 as a result of the ownership by the SSI/TNC Affiliates of Common Shares or by the

SERS Affiliates of Common Shares or Preferred Shares or by the Morgan Affiliates of Common Shares or by the C&S Affiliates of Common Shares as aforesaid.  As used herein, the terms “affiliates” and “associates” have the respective meanings assigned to them in Subtitles 6 and 7, respectively, of said Title 3.

Section 16.Inapplicability of Title 3, Subtitle 7.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws but subject to Article II, Section 15 of these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  Notwithstanding any other provision of these Bylaws or the Maryland General Corporation Law to the contrary, this Section 16 may not be repealed, in whole or in part, at any time, without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote on the matter.

Section 17.Reports To Shareholders.  The President or some other executive officer designated by the Board of Trustees shall prepare annually a full and correct statement of the affairs of the Trust, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the annual meeting of shareholders, placed on file at the principal office of the Trust.

Section 18.Proxy Access. The Trust shall include in its proxy statement for any annual meeting of shareholders following the 2016 annual meeting of shareholders the name, together with the Required Information (defined below), of any Shareholder Nominee identified in a timely notice that satisfies Section 14 of this Article II delivered by one or more shareholders who at the time the notice is delivered satisfy, or are acting on behalf of persons who satisfy, the ownership and other requirements of this Section 18 (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by this Article II to have its nominee included in the Trust's proxy materials pursuant to this Section 18.

(a)For purposes of this Section 18, the "Required Information" that the Trust will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Trust, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(b)The Trust shall not be required to include a Shareholder Nominee in its proxy materials for any meeting of shareholders for which (i) the Secretary receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Trustees pursuant to the notice requirements set forth in Section 14 of this Article II and (ii) the Eligible Shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Trust's proxy materials pursuant to this Section 18.

(c)The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Trust's proxy materials pursuant to this Section 18 but either are subsequently withdrawn or that the Board of Trustees decides to nominate as Board Nominees) appearing in the Trust's proxy materials with respect to a meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) twenty five percent (25%) of the number of Trustees in office as of the last day on which notice of a nomination may be delivered pursuant to Section 14 of Article II (the Final Proxy Access Nomination Date), or if such amount is not a whole number, the closest whole number below twenty five percent (25%).  In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 18 exceeds this maximum number, then each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Trust's proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of Common Shares each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Trust.  If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)An Eligible Shareholder must have owned (as defined below) three percent (3%) or more of the Trust's outstanding Common Shares continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Trust in accordance with Section 14 of this Article II and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date.  For purposes of satisfying the foregoing ownership requirement under this 18, (i) the Common Shares owned by one or more shareholders, or by the person or persons who own Common Shares and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty five (25). Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Shareholder. Within the time period specified in Section 14 for providing notice of a nomination, an Eligible Shareholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Section 14): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Trust, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder's agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder's continuous ownership of the Required Shares through the record date, (ii) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serving as a Trustee if elected, (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Trust, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 18, (C) has not engaged and will not engage in, and has not and will not be, a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Trustee at the meeting other than its Shareholder Nominee or a Board Nominee, (D) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Trust, (E) intends to continue to own the Required Shares through the date of the meeting, and (F) will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (v) any additional information as necessary to permit the Board of Trustees to determine if each Shareholder Nominee is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company's Trustees (the “Applicable Independence Standards”) and (vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the Trust's shareholders or out of the information that the Eligible Shareholder provided to the Trust, (B) indemnify and hold harmless the Trust and each of its Trustees, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its Trustees, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 18 and (C) file with the Securities and Exchange Commission all soliciting and other materials required under rules of the Securities and Exchange Commission and comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Shareholder's votes with respect to the election of Trustees if the Eligible Shareholder does not comply with each of the representations in clause (iv) above.

(e)For purposes of this Section 18, an Eligible Shareholder shall be deemed to "own" only those outstanding Common Shares as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate.  For purposes of this Section 18, a shareholder shall "own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Trustees and possesses the full economic interest in the shares.  A shareholder's ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder.  A person's ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days' notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.  Whether outstanding shares of beneficial interest of the Trust are "owned" for these purposes shall be determined by the Board of Trustees, which determination shall be conclusive and binding on the Trust and its shareholders. For purposes of this Section 18, the term "affiliate" shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(f)The Eligible Shareholder may provide to the Secretary, within the time period specified in Section 14 of Article II for providing notice of a nomination, a written statement for inclusion in the Trust's proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee's candidacy (the “Statement”).  Notwithstanding anything to the contrary contained in this Article II, the Trust may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(g)The Trust shall not be required to include, pursuant to this Section 18, a Shareholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Trustees pursuant to the requirements of Section 14 of Article II and does not expressly elect at the time of providing the notice to have its nominee included in the Trust's proxy materials pursuant to this Section 18, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Trustee at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Trustees, (iv) whose election as a member of the Board of Trustees would cause the Trust to be in violation of these By-Laws, the Declaration of Trust, the listing standards of the principal exchange upon which the Trust's shares of beneficial interest are traded, or any applicable state or federal law, rule or regulation, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Trust in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Trustees, or (viii) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Article II.

(h)Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the person presiding at the annual meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Trust, if (i) the Shareholder Nominee(s)

and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Article II, as determined by the Board of Trustees or the person presiding at the meeting, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 18.

(i)The Eligible Shareholder (including any person who owns shares that constitute part of the Eligible Shareholder's ownership for purposes of satisfying paragraph (d) of this Section) shall file with the Securities and Exchange Commission any solicitation or other communication with the Trust's shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(j)No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 18.

(k)Any Shareholder Nominee who is included in the Trust's proxy materials for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee's election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 18 for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

Article III

TRUSTEES

Section 1.General Powers; Qualifications; Number and Tenure.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than three, nor more than 15, and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.  In case of failure to elect Trustees at the designated time, the Trustees holding over shall continue to manage the business and affairs of the Trust until their successors are elected and qualify.

Section 2.Annual and Regular Meetings.  An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.  The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without notice other than such resolution.

Section 3.Special Meetings.  Special meetings of the Board of Trustees may be called by or at the request of the Chairman or Chief Executive Officer or by a majority of the Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them.  The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 4.Notice.  Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Trustee at his or her business, electronic mail or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Telephone notice shall be deemed to be given when the Trustee or the Trustee’s agent is personally given such notice in a telephone call to which the Trustee or the Trustee’s agent is a party.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Electronic mail shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 5.Quorum.  A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.

Section 6.Voting.  The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law or the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 7.Organization.  At each meeting of the Board of Trustees, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary of the Trust or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 8.Telephone Meetings.  Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.Consent of Trustees Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Trustee and is filed with the minutes of proceedings of the Board of Trustees.

Section 10.Vacancies and Resignations.  If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees, even if such majority is less than a quorum.  Any individual so elected as a Trustee shall serve for the unexpired term of the Trustee he is replacing until his successor has been duly elected and qualified.  Any Trustee of the Trust may resign at any time by giving written notice of his resignation to the Board of Trustees.  Any resignation shall take effect immediately upon its receipt or at such later time as specified therein.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 11.Compensation.  Trustees, in their capacity as such, shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive fixed sums per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they perform or engage in as trustees.  Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 12.Removal of Trustees.  The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

Section 13.Reliance.  Each Trustee or officer, employee or agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 14.Ratification.  The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders.  Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction

Section 15.Certain Rights of Trustees, Officers, Employees and Agents.  Any  Trustee who is not also an officer of the Trust shall have no responsibility to devote his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, or in addition to or in competition with those of or relating to the Trust.

Article IV

COMMITTEES

Section 1.Number, Tenure and Qualifications.  The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Corporate Governance Committee, a Compensation Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2.Powers.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees.  Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole and absolute discretion.

Section 3.Committee Procedures.  Each Committee may fix rules of procedure for its business.  Unless otherwise determined by a committee, notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee.  In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed with the minutes of the proceedings of such committee.  The members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by such means shall constitute presence in person at the meeting.  The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Trustees shall otherwise provide.

Section 4.Emergency.  In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Trust by its Board of Trustees and officers as contemplated by the Declaration of Trust and these Bylaws, any two or more available members of the then incumbent Executive Committee, if any, shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Trust in accordance with the provisions of this Article.  In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available Trustees shall elect an Executive Committee composed of any two members of the Board of Trustees, whether or not they be officers of the Trust, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Trust in accordance with the foregoing provisions of this Section.  This Section shall be subject to implementation by resolution of the Board of Trustees passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Trust to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

Article V

OFFICERS

Section 1.General Provisions.  The officers of the Trust may consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, and one or more Assistant Secretaries.  In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Board of Trustees, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries or other officers.  Each officer shall serve until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices, except President and Vice President, may be held by the same person.  In their discretion, the Board of Trustees may leave unfilled any office.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.Removal and Resignation.  Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by delivering notice of his resignation to the Board of Trustees, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified therein.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.Vacancies.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.Chairman of the Board.  The Board of Trustees may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Trust.  The Board of Trustees may designate the Chairman of the Board as an Executive or Non-Executive Chairman.  The Chairman of the Board shall preside over the meetings of the Board of Trustees.  The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Trustees.  Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments.

Section 5.Chief Executive Officer.  The Board of Trustees may designate a Chief Executive Officer from among the elected officers.  In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Trust.  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business affairs of the Trust.  He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 6.President.  In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Trust.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 7.Vice Presidents.  In the absence of the Chief Executive Officer and the President or in the event of a vacancy in such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and President and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Trustees.  The Board of Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

Section 8.Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Trustees.

Section 9.Chief Financial Officer.  The Chief Financial Officer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The Chief Financial Officer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Trust.

Section 10.Assistant Secretaries.  The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, or by the Chief Executive Officer, the President or the Board of Trustees.

Section 11.Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Trustees, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

Article VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.Contracts.  The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2.Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.Deposits.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust as the Board of Trustees, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Trustees may determine.

Article VII

SHARES

Section 1.Certificates.  Except as may be otherwise provided by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the shares held by them.  In the event that the Trust issues shares of beneficial interest represented by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law (the “MRL”) and shall be signed by the officers of the Trust in the manner permitted by the MRL.  The signatures may be either manual or facsimile.  In the event that the Trust issues shares of beneficial interest without certificates, upon written request, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates.  There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.  If shares of a class or series of beneficial interest are authorized by the Board of Trustees to be issued without certificates, no shareholder shall be entitled to a certificate or certificates representing any shares of such class or series of beneficial interest held by such shareholder unless otherwise determined by the Board of Trustees and then only upon written request by such shareholder to the Secretary of the Trust.

Section 2.Transfers.  All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates.

Certificates shall be treated as negotiable, and title thereto and to the shares they evidence shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.  The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.Replacement Certificates.  Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued.  Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4.Fixing of Record Date.  The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

If no record date is fixed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.Share Ledger.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shareholders of each class held by such shareholder.

Section 6.Fractional Shares; Issuance of Units.  The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the Trust to issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

Article VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

Article IX

DIVIDENDS

Section 1.Authorization.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust.  Dividends may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.Contingencies.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as the reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

Article X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

Article XI

SEAL

Section 1.Seal.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The seal shall contain the name of the Trust and the year of its formation.  The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.Affixing Seal.  Whenever the Trust is permitted or required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

Article XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.  The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a trustee or officer.  The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.  The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Article XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Article XIV

AMENDMENT OF BYLAWS

The Board of Trustees shall have the power to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws.  In addition, shareholders shall have the power to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

The foregoing are certified as the Bylaws of the Trust, as amended, approved by the Trustees on May 23, 2018.

/s/ Jennifer Matthews Rice

Jennifer Matthews Rice

Secretary